UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 15, 2016

MetaStat, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52735	20-8753132
(Commission File Number)	(IRS Employer Identification No.)

27 DryDock Avenue, 2nd Floor
Boston, MA 02210
(Address of principal executive offices and zip code)

(212) 796-8170
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01.                        Entry into a Material Definitive Agreement.

On March 15, 2016, MetaStat, Inc. (the “Company”) consummated the final closing pursuant to the OID note purchase agreement (the “Purchase Agreement”) entered into with various accredited investors, including one of its existing institutional investors, Dolphin Offshore Partners, L.P. (“Dolphin” and collectively, the “Investors”). Pursuant to the Purchase Agreement, the Company may issue and sell OID promissory notes (the “OID Notes”) up to an aggregate purchase price of up to $1,000,000 (the “Purchase Price”) and warrants (the “Warrants”) to purchase 7,273 shares of the Company’s common stock (the “Common Stock”) for every $100,000 of Purchase Price. The OID Notes shall have an initial principal balance equal to 120% of the Purchase Price (the “OID Principal Amount”).  Proceeds from the private placement (the “Private Placement”) of the OID Notes and Warrants will be used for working capital and general corporate purposes.

Pursuant to all closings under the Purchase Agreement, the Company received an aggregate Purchase Price of $625,000 and issued OID Notes in the aggregate OID Principal Amount of $750,000 and Warrants to purchase an aggregate of 45,459 shares of Common Stock.  For a more complete description of the terms of the Private Placement, please see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 19, 2016.

Item 2.03.                         Creation of a Direct Financial Obligation.

The disclosure set forth under Item 1.01 above is hereby incorporated in its entirety under this Item 2.03.

Item 3.02.                         Unregistered Sales of Equity Securities.

As described more fully in Item 1.01 above, the Company consummated the Private Placement.  The issuance of securities in the Private Placement was exempt from registration pursuant to Section 4(2) of, and Rule 506 under Regulation D promulgated under, the Securities Act.

Item 9.01                       Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
4.1*	Form of Note.

4.2*	Form of Amendment to Existing Note.

4.3*	Form of Warrant.

10.1*	Form of Note Purchase Agreement.

*Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 19, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

METASTAT, INC. By: /s/ Douglas A. Hamilton Name: Douglas A. Hamilton Title: President and CEO
Dated: March 18, 2016